SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 16, 2010

NanoTech Entertainment, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-149184	20-1379559
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

3887 Pacific Street
Las Vegas, Nevada 89121
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 518-7410
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF SECURITIES

NanoTech Entertainment, Inc. (the “Company”), a Nevada corporation, in anticipation of its preparation of its annual audited financial statements for fiscal year end June 30, 2010, retired various current liabilities owed to related parties in an effort to strengthen its year-end balance sheet. As such, on June 15, 2010, the Company’s Board of Directors agreed to reduce the current liabilities of the Company in the amount of $534,000 USD with the issuance of 10,680,000 shares of restricted common stock of the Company with a par value of $0.001, reducing the company’s debt at a price of $0.05 per share to the following individuals:

David Foley	5,000,000 shares of Common Stock in exchange for the cancellation of
311 Santa Rosa Drive	$250,000 USD owed to Mr. David Foley for unpaid wages.
Los Gatos, California 95032

Robert DeKett (President)	5,000,000 shares of Common Stock in exchange for the cancellation of
338 N. Market Street #328	$250,000 USD owed for unpaid wages to Mr. Robert DeKett, an officer of the
San Jose, California 95112	Company.

Ted D. Campbell II (COO)	680,000 shares of Common Stock in exchange for the cancellation of
PO Box 240	$34,000 USD owed for unpaid wages to Mr. Ted D. Campbell II, an officer of
Jenks, Oklahoma 74037	the Company

These 10,680,000 shares of the Common Stock of the Company (“Common Stock”) were issued to the above individuals in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (“1933 Act”), afforded by section 4(2) and 3(a) and (b) as promulgated by the Securities and Exchange Commission (“SEC”) under the Act. The Common Stock issued are considered restricted securities as defined under the 1933 Act and as such, cannot be resold with registration under the Securities Act or an appropriate exemption thereto. The Common Stock will contain the following restrictive legend:

 “The shares represented by this certificate have been acquired for Investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanotech Entertainment, Inc.

Date: June 16, 2010	/s/	Robert DeKett
	By:	Robert DeKett
Chief Executive Officer President